Exhibit 10.41
WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Waiver") is entered into as of May 16, 2019 by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent"), POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Parent"), PROFESSIONAL POWER PRODUCTS, INC., an Illinois corporation ("PPPI"), POWERTRAIN INTEGRATION ACQUISITION, LLC, an Illinois limited liability company ("PIA"), BI-PHASE TECHNOLOGIES, LLC, a Minnesota limited liability company ("Bi-Phase"; Parent, PPPI, PIA and Bi-Phase are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), and each of the parties listed on the signature pages hereto as Loan Parties (together with Parent and Borrowers, collectively, jointly and severally, "Loan Parties" and each, individually, a "Loan Party").
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, the Required Lenders are willing to waive certain Events of Default under the Credit Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Waiver.
(a)    Pursuant to the request by the Borrowers, but subject to satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon (i) the representations and warranties of the Borrowers set forth herein and in the Credit Agreement and (ii) the agreements of the Borrowers set forth herein, the Required Lenders hereby waive (A) any Event of Default that would otherwise arise under Section 8.2(a) of the Credit Agreement solely by reason of the Borrowers failing to timely deliver the annual audited financial statements of the Parent and its Subsidiaries required pursuant to Section 5.1 (and item (g) of Schedule 5.1) of the Credit Agreement for the fiscal year ending December 31, 2018, (B) any Event of Default that would otherwise arise under Section 8.2(a) of the

Credit Agreement solely by reason of the Borrowers failing to timely deliver the Compliance Certificate of the Parent and its Subsidiaries required pursuant to Section 5.1 (and item (h) of Schedule 5.1) of the Credit Agreement for the fiscal year ending December 31, 2018, and (C) any Event of Default that arose under Section 8.7 of the Credit Agreement resulting from the failure of the representations and warranties made by the Borrowers in connection with each Borrowing made after the date the Events of Default described in clauses (A) and (B) above occurred and prior to the date hereof to be true in all material respects solely as a result of the existence of the Events of Default described in clauses (A) and (B) above (clauses (A), (B), and (C), collectively, the "Existing Events of Default"); provided, that such financial statements and Compliance Certificate are delivered to the Agent and the Lenders on or before December 31, 2019.
(b)    The waivers in this Section 2 shall be effective only in the specific instances and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.
3.    Continuing Effect. Except as expressly set forth in Section 2 of this Waiver, nothing in this Waiver shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Waiver in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.
5.    Conditions to Effectiveness of Waiver. This Waiver shall become effective as of the date first written above upon the satisfaction of the following conditions precedent:
(a)    Each party hereto shall have executed and delivered this Waiver to Agent;
(b)    All proceedings taken in connection with the transactions contemplated by this Waiver and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and
(c)    No Default or Event of Default (other than the Existing Event of Default) shall have occurred and be continuing.

6.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Waiver, each Loan Party hereby represents and warrants to Agent and Lenders, after giving effect to this Waiver:
(a)    All representations and warranties contained in the Credit Agreement (other than Sections 4.8 and 4.12 with respect to the facts and circumstances set forth in the RSM Letter) and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)    No Default or Event of Default has occurred and is continuing; and
(c)    This Waiver and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
7.    Miscellaneous.
(a)    Other Agreements. Borrowers, Agent and Lenders agree that the Obligations shall continue to bear interest at a per annum rate equal to 1 percentage point above the per annum rate otherwise applicable under the Credit Agreement until (x) Borrowers deliver to Agent audited financial statements for the fiscal years ending December 31, 2016, ending December 31, 2017 and ending December 31, 2018, each as required under Schedule 5.1 to the Credit Agreement and (y) Loan Parties and their Subsidiaries have completed all filings then required to be made with the SEC.
(b)    Expenses. Borrowers agree to pay on demand all Lender Group Expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Waiver in accordance with the terms of the Credit Agreement.
(c)    Governing Law. This Waiver shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of Illinois.
(d)    Counterparts. This Waiver may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver. Delivery of an executed signature page of this Waiver by facsimile transmission or electronic photocopy (i.e. "pdf") shall be effective as delivery of a manually executed counterpart hereof.

8.    Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known as of the date of this Waiver, both at law and in equity, which each Loan Party, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:	POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

PROFESSIONAL POWER PRODUCTS, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

POWERTRAIN INTEGRATION ACQUISITION, LLC, an Illinois limited liability company By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

BI-PHASE TECHNOLOGIES, LLC, a Minnesota limited liability company By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

Signature Page to Waiver to Second Amended and Restated Credit Agreement

LOAN PARTIES:	THE W GROUP, INC., a Delaware corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

POWER SOLUTIONS, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

POWER GREAT LAKES, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

AUTO MANUFACTURING, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

TORQUE POWER SOURCE PARTS, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

POWER PROPERTIES, L.L.C., an Illinois limited liability company By: The W Group, Inc., as sole managing member By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

Signature Page to Waiver to Second Amended and Restated Credit Agreement

POWER PRODUCTION, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

POWER GLOBAL SOLUTIONS, INC., an Illinois corporation By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

PSI INTERNATIONAL, LLC, an Illinois limited liability company By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

XISYNC LLC, an Illinois limited liability company By: The W Group, Inc., as sole managing member By: /s/ Charles F. Avery, Jr. Name: Charles F. Avery, Jr. Title: CFO

Signature Page to Waiver to Second Amended and Restated Credit Agreement

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Lead Arranger, as Book Runner, and as a Lender By: /s/ Brian Hynds Name: Brian Hynds Title: Vice President

Signature Page to Waiver to Second Amended and Restated Credit Agreement